UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2008

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On August 7, 2008, the Board of Directors of Spartan Stores, Inc. (the "Company") voted to appoint Dennis Eidson, age 54, as Chief Executive Officer of the Company, effective October 15, 2008. Mr. Eidson will continue to serve as President and Chief Operating Officer until his transition to President and Chief Executive Officer, and is a director of the Company. Craig C. Sturken will continue to serve as an executive of the Company in his capacity as Executive Chairman of the Board, and as a director, and will continue to serve as the Company's Chief Executive Officer until the effective date of Mr. Eidson's appointment.

          Mr. Eidson previously served the Company as Executive Vice President Marketing and Merchandising, a position he held from March 2003 until his promotion to the position of Chief Operating Officer in February 2007. In October 2007, Mr. Eidson was appointed to the office of President and to the Company's board of directors.

          Prior to joining the Company, Mr. Eidson served as the Divisional President and Chief Executive Officer of A&P's Midwest region from October 2000 to July 2002, as the Executive Vice President Sales and Merchandising of A&P's Midwest region from March 2000 to October 2000, and as the Vice President of Merchandising of A&P's Farmer Jack division from June 1997 to March 2000.

          There are no transactions or proposed transactions in which Mr. Eidson has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

          On August 7, 2008, the Company issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference and furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	99.1	Press Release dated August 7, 2008

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2008	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated August 7, 2008.